UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF

1934

Date of Report (Date of earliest event reported): May 27, 2009

GTC BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-21794	04-3186494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 CROSSING BOULEVARD

FRAMINGHAM, MASSACHUSETTS 01702

(Address of Principal Executive Offices) (Zip Code)

(508) 620-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of the 2002 Equity Incentive Plan

At our annual meeting of shareholders held on May 27, 2009, our shareholders approved an amendment to our amended and restated 2002 Equity Incentive Plan (the “2002 Plan”) to increase the number of shares our common stock available for issuance under the 2002 Plan. After giving effect to the 1-for-10 reverse split of our common stock that we effected on May 26, 2009, the amendment increased the aggregate number of post-split shares of our common stock immediately available for issuance by 200,000 shares to an aggregate of 1,050,000 shares, subject to further adjustment for stock-splits and similar changes.

The amendment of the 2002 Plan was previously adopted by our Board of Directors, subject to stockholder approval, and became effective upon the receipt of stockholder approval on May 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

Dated: June 2, 2009	By:	/s/ John B. Green
John B. Green
Senior Vice President, Treasurer and
Chief Financial Officer